UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 12, 2023

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36492	88-0422242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8863 E. 34th Street North
Wichita, Kansas	67226
(Address of Principal Executive Offices)	(Zip Code)

(620) 325-6363

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in a Current Report on Form 8-K filed on December 6, 2022, AgEagle Aerial Systems Inc. (the “Company”) and Alpha Capital Anstalt (the “Investor”), an institutional investor and existing shareholder of the Company, entered into a Securities Purchase Agreement pursuant to which the Company issued to the Investor a common stock purchase warrant (the “Warrant”) to purchase up to 5,000,000 shares of the Company’s common stock initially at an exercise price of $0.44 per share, subject to standard anti-dilution adjustments.

On September 15, 2023, the Company and the Investor entered into a Warrant Exchange Agreement pursuant to which the Company has agreed to issue to the Investor 5,000,000 shares of common stock (the “Shares”) in exchange for the Warrant. Upon issuance of the Shares to the Investor, the Warrant will be cancelled and no longer be outstanding.

The foregoing description of the Warrant Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Warrant Exchange Agreement, filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 12, 2023, the Company received written notice (the “Notice”) from the NYSE American LLC (the “NYSE American”) stating that it is not in compliance with the continued listing standard set forth in Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”) because the Company’s shares of common stock have been selling for a substantial period of time at a low price per share, which NYSE American determined to be a 30-trading day average of less than $0.20 per share. The Notice stated that the Company’s continued listing is predicated on it effecting a reverse stock split of its common stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which NYSE American has determined to be no later than March 12, 2024. As a result of the foregoing, the Company has become subject to the procedures and requirements of Section 1009 of the Company Guide, which could, among other things, result in the initiation of delisting proceedings, unless the Company cures the deficiency in a timely manner, but no later than March 12, 2024. However, NYSE American may take an accelerated delisting action that would pre-empt the cure period in the event that the Company’s common stock trades at levels viewed to be abnormally low.

The Company intends to regain compliance with the NYSE American’s continued listing standards by undertaking a measure or measures that are in the best interests of the Company and its shareholders, including, but not limited to, obtaining shareholders’ approval to effect a reverse split of the Company’s common stock.

The Company’s shares of common stock have not been suspended as a result of the receipt of the Notice and continue to trade on the NYSE American.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report is incorporated by reference herein. On September 15, 2023, the Company, in exchange for the Warrant, issued to the Investor 5,000,000 shares of common stock in reliance upon the exemption from registration under Section 3(a)(9) of the Securities Act. No additional consideration was received by the Company or the Investor in connection with such exchange and cancellation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Warrant Exchange Agreement dated September 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2023

AGEAGLE AERIAL SYSTEMS INC.

By:	/s/ Barrett Mooney
Name:	Barrett Mooney
Title:	Chief Executive Officer